Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
PRG-Schultz Announces Third Quarter 2008 Financial Results
ATLANTA, October 29, 2008 — PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s largest recovery audit firm, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2008.
Highlights of Financial Results
•	Net earnings for the 2008 third quarter were $4.2 million, or $0.19 per basic share and $0.18 per diluted share, compared to a net loss of $3.0 million, or $(0.31) per basic and diluted share for the same period in 2007. The third quarter 2008 net earnings included a $0.4 million charge for stock-based compensation and $1.8 million of foreign currency losses on intercompany balances. These intercompany balances, which have built up over time, result from transfer pricing charges to the Company’s foreign subsidiaries that occur as part of the Company’s tax strategy. The third quarter 2007 net loss included a $6.9 million charge for stock-based compensation, most of which resulted from the issuance of additional performance units in accordance with the anti-dilution provisions of the Company’s 2006 Management Incentive Plan. The 2007 third quarter net loss also included an operational restructuring charge of $1.6 million related to the Company’s successful sub-leasing and exit of approximately 25% of its headquarters office space and $0.5 million of foreign currency gains on intercompany balances.

•	Adjusted EBITDA for the 2008 third quarter was $9.2 million compared to $10.2 million of adjusted EBITDA for the same period in 2007. The 2008 third quarter adjusted EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation and amortization (EBITDA) excluding the $0.4 million charge for stock-based compensation and the $1.8 million of foreign currency losses on intercompany balances. The comparable adjusted EBITDA amount for the third quarter of 2007 excludes from EBITDA for such period the charge of $6.9 million related to stock-based compensation, the operational restructuring charge of $1.6 million and the $0.5 million of foreign currency gains on intercompany balances. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA).

•	Consolidated revenue for the third quarter of 2008 was $49.2 million, a decrease of 7.6% compared to $53.2 million for the same period in 2007. Cost of Revenue and SG&A expenses combined were $43.3 million for the 2008 third quarter, down 15.2% compared to the same period in 2007.

•	Net earnings for the first nine months of 2008 were $12.3 million, or $0.57 per basic share and $0.54 per diluted share, which included $5.0 million of stock-based compensation expense and $1.3 million of foreign currency losses on intercompany balances. This compares to net earnings of $17.1 million, or $1.80 per basic and diluted share for the same period in 2007, which included the previously reported gain on the sale of the Meridian business of $19.5 million, earnings from discontinued operations of $0.3 million, the $1.6 million lease exit restructuring charge, $12.3 million of stock-based compensation expense which was also mostly attributable to the issuance of additional performance units in accordance with the anti-dilution provisions of the Company’s 2006 Management Incentive Plan and $1.1 million of foreign currency gains on intercompany balances.

•	Adjusted EBITDA for the nine months ended September 30, 2008 was $26.9 million compared to $28.7 million of adjusted EBITDA for the same period in 2007. The 2008 nine-month adjusted EBITDA excludes the charge of $5.0 million for stock-based compensation and the $1.3 million of foreign currency losses on intercompany balances. The comparable adjusted EBITDA amount for the first nine months of 2007 excludes the $19.5 million gain on the sale of the Meridian business, earnings from discontinued operations of $0.3 million, the $1.6 million lease exit restructuring charge, the $12.3 million of stock-based compensation charges and the $1.1 million of foreign currency gains on intercompany balances.

•	Consolidated revenue in the first nine months of 2008 was $147.1 million compared to $163.6 million for the same period in 2007. Cost of Revenue and SG&A expenses combined were $130.4 million for the first nine months of 2008, down 13.9% compared to the same period in 2007.
Liquidity
At September 30, 2008 the Company had cash and cash equivalents of $22.8 million and had no borrowings against its revolving credit facility. Total debt outstanding at quarter-end was $20.9 million and included a $20.3 million outstanding balance on a variable rate term loan due 2011 and a $0.6 million capital lease obligation.

“We continue to experience improved performance in our core accounts payable recovery audit business,” said James B. McCurry, chairman, president and chief executive officer. “Year over year revenues from accounts payable recovery audit were up for the second quarter in a row, with both U.S. and international markets experiencing revenue increases for the third quarter.”
CEO Transition Plan
As disclosed in the company’s August 19, 2008 press release, Mr. McCurry advised the Board of Directors of his intention to resign from the Company. Mr. McCurry has subsequently informed the Board that he will be resigning as of November 30, 2008 in order to assume the position of chief executive officer of a privately-held company. Patrick G. Dills, currently the Company’s Presiding Director, will serve as the

Company’s interim chairman, president and chief executive officer until Mr. McCurry’s successor is hired.
“Once again the Board would like to thank Jim for his many contributions to PRG-Schultz,” said Dills, who also serves as the leader of the Board’s CEO search committee. “We look forward to bringing the search for the Company’s new CEO to a successful conclusion, hopefully in the very near future.”
Third Quarter Earnings Call
As previously announced, management will hold a conference call tomorrow morning at 8:30 AM (EDT) to discuss the Company’s third quarter 2008 financial results. To access the conference call, listeners in the U.S. and Canada should dial 800-599-9816 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-847-8705. To be admitted to the call, listeners should use passcode 37620809. A replay of the call will be available approximately one hour after the conclusion of the live call, extending through November 30, 2008. To directly access the replay, dial 888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 40481581.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “(NASDAQ: PRGX)” under “Investor Relations”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately one hour after the conclusion of the live audiocast, extending through November 30, 2008. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.
About PRG-Schultz International, Inc.
Headquartered in Atlanta, PRG-Schultz International, Inc. is the world’s leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.
Forward Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, its performance in the accounts payable recovery audit business, and Mr. McCurry’s resignation and the status of the search for his successor. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to locate a qualified successor to Mr. McCurry and retain existing personnel, revenues that do not meet expectations or justify costs incurred, the Company’s ability to develop material sources of revenue in addition to its core accounts payable services, changes in the market for the Company’s services, client bankruptcies, loss of major clients, the risk that the Company may not participate in the proposed national rollout of the Medicare recovery audit program or that the national rollout will be significantly delayed, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 12, 2008. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Contact: PRG-Schultz International, Inc.
Peter Limeri
770-779-6464

SCHEDULE 1
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Revenues	$49,182	$53,207	$147,093	$163,552
Cost of revenues	31,169	33,511	94,362	105,624

Gross margin	18,013	19,696	52,731	57,928

Selling, general and administrative expenses	12,139	17,562	36,006	45,730
Operational restucturing expense	—	1,644	—	1,644

Operating income	5,874	490	16,725	10,554

Interest expense, net	789	3,133	2,545	12,023

Earnings (loss) from continuing operations before income taxes and discontinued operations	5,085	(2,643)	14,180	(1,469)

Income taxes	879	337	1,872	1,212

Earnings (loss) from continuing operations before discontinued operations	4,206	(2,980)	12,308	(2,681)

Discontinued operations:
Operating income, net of taxes	—	(11)	—	304
Gain (loss) on disposal	—	—	—	19,460

Earnings (loss) from discontinued operations, net of taxes	—	(11)	—	19,764

Net earnings (loss)	$4,206	$(2,991)	$12,308	$17,083

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.19	$(0.31)	$0.57	$(0.34)
Earnings from discontinued operations	—	—	—	2.14

Net earnings (loss)	$0.19	$(0.31)	$0.57	$1.80

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.18	$(0.31)	$0.54	$(0.34)
Earnings from discontinued operations	—	—	—	2.14

Net earnings (loss)	$0.18	$(0.31)	$0.54	$1.80

Weighted average common shares outstanding:
Basic	21,919	10,275	21,726	9,247

Diluted	23,002	10,275	22,942	9,247

SCHEDULE 2
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,788	$42,364
Restricted cash	251	—
Receivables:
Contract receivables	32,028	36,691
Employee advances and miscellaneous receivables	500	1,118

Total receivables	32,528	37,809

Prepaid expenses and other current assets	2,296	2,740

Total current assets	57,863	82,913

Property and equipment	7,794	8,035
Goodwill	4,600	4,600
Intangible assets	19,519	21,172
Other assets	4,946	5,718

Total assets	$94,722	$122,438

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portions of debt obligations	$5,306	$7,846
Accounts payable and accrued expenses	13,013	16,117
Accrued payroll and related expenses	24,281	31,435
Refund liabilities and deferred revenue	7,251	10,517

Total current liabilities	49,851	65,915

Debt obligations	15,662	38,078
Noncurrent compensation obligations	5,186	8,548
Other long-term liabilities	6,159	7,548

Total liabilities	76,858	120,089

Shareholders’ equity:
Common stock	228	221
Additional paid-in capital	609,110	605,592
Accumulated deficit	(546,710)	(559,018)
Accumulated other comprehensive income	3,946	4,264
Treasury stock at cost	(48,710)	(48,710)

Total shareholders’ equity	17,864	2,349

Total liabilities and shareholders’ equity	$94,722	$122,438

SCHEDULE 3
PRG-Schultz International, Inc. and Subsidiaries
Reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA:

Net earnings (loss)	$4,206	$(2,991)	$12,308	$17,083

Adjust for:
Earnings (loss) from discontinued operations	—	(11)	—	19,764

Earnings (loss) from continuing operations	4,206	(2,980)	12,308	(2,681)

Adjust for:
Income taxes	879	337	1,872	1,212
Interest	789	3,133	2,545	12,023
Depreciation and amortization	1,181	1,699	3,897	5,263

EBITDA	7,055	2,189	20,622	15,817

Operational restructuring expense	—	1,644	—	1,644
Foreign currency (gains) losses on intercompany balances	1,801	(505)	1,335	(1,085)
Stock-based compensation	377	6,886	4,961	12,315

Adjusted EBITDA	$9,233	$10,214	$26,918	$28,691

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:

Net earnings (loss)	$4,206	$(2,991)	$12,308	$17,083
Earnings (loss) from discontinued operations	—	(11)	—	19,764
Earnings (loss) from continuing operations	4,206	(2,980)	12,308	(2,681)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,181	1,699	3,897	5,263
Amortization of debt discounts and deferred costs	198	448	588	2,451
Stock-based compensation expense	377	6,886	4,961	12,315
(Increase) decrease in receivables	(4,161)	(3,040)	4,514	3,899
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	6,759	(3,218)	(13,403)	(13,857)
Other, primarily changes in assets and liabilities	(3,069)	666	(4,935)	(492)

Net cash provided by operating activities	5,491	461	7,930	6,898

Cash flows from investing activities — purchases of property and equipment, net of disposals	(1,109)	(1,033)	(2,211)	(2,172)

Net cash used in financing activities	(1,321)	(1,700)	(25,015)	(27,069)

Cash flows from discontinued operations	—	(125)	—	18,944

Effect of exchange rates on cash and cash equivalents	(425)	572	(280)	928

Net increase (decrease) in cash and cash equivalents	2,636	(1,825)	(19,576)	(2,471)

Cash and cash equivalents at beginning of period	20,152	29,582	42,364	30,228

Cash and cash equivalents at end of period	$22,788	$27,757	$22,788	$27,757